UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2011

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Studebaker, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 595-7200

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously reported, Endologix, Inc. (the “Company”) is involved in litigation with Bard Peripheral Vascular, Inc. (“Bard”), in which Bard alleges that the Company infringes U.S. Patent No. 6,436,135 (the “Bard Patent”). Bard alleged in its complaint that the polytetrafluoroethylene (“ePTFE”) material used in our Powerlink stent graft infringes the Bard Patent and sought damages for the infringement (the “Bard Litigation”).
In settlement of the Bard Litigation, on October 26, 2011 the Company and Bard entered into a Cross License Agreement (the “Agreement”) pursuant to which Bard granted the Company a worldwide, nonexclusive, royalty-bearing license, with no sublicense right, under the Bard Patent to make and sell products incorporating ePTFE (the “Company Products”), and the Company granted Bard a worldwide, exclusive, royalty-bearing license, with no sublicense right, under a United States patent application owned by the Company (the “Endologix Patent”) to make and sell medical devices manufactured by Bard (the “Bard Products”).
In consideration for the rights granted under the Agreement, the Company agreed to (a) pay Bard royalties equal to a percentage of net sales of Company Products and (b) release Bard and its affiliates, successors and assigns from any claims arising out of or related to any infringement of the Endologix Patent by any products manufactured or sold by Bard prior to the effective date of the Agreement, and Bard agreed to (y) pay the Company royalties equal to a percentage of net sales of certain Bard Products and (z) release the Company and its affiliates, successors and assigns from any claims arising out of or related to any infringement of the Bard Patent by any products manufactured or sold by the Company prior to the effective date of the Agreement.
The Agreement contains customary representations and warranties and indemnities by each of the Company and Bard. The provisions of the Agreement relating to the payment of royalties to Bard will be effective until the invalidity, unenforceability or expiration of the Bard Patent. The provisions of the Agreement relating to the payment of royalties to the Company will be effective until the invalidity, unenforceability or expiration of the Endologix Patent. In addition, the Agreement may be terminated by either party upon a material breach of the Agreement, a challenge by either party to the validity, enforceability or patentability of the licensed patents and bankruptcy of a party.
The above summary does not purport to be a complete description of the terms of the Agreement and is qualified in its entirety by reference to the Agreement, a copy of which is expected to be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ending December 31, 2011. Portions of the Agreement may be omitted in accordance with a request for confidential treatment that the Company expects to submit to the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: November 1, 2011	/s/ Robert J. Krist
Robert J. Krist
Chief Financial Officer